SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TURBOSONIC TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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TURBOSONIC TECHNOLOGIES, INC.

550 Parkside Drive, Suite A-14
Waterloo, Ontario
Canada N2L 5V4

__________________________________________

NOTICE OF ANNUAL MEETING
OF
STOCKHOLDERS

To Be Held
On
December 12, 2006

__________________________________________

Dear Stockholders,

On Tuesday, December 12, 2006, TurboSonic Technologies, Inc. will hold its Annual Meeting of Stockholders at the Waterloo Inn, 475 King Street North, Waterloo, Ontario, Canada. The meeting will begin at 10:00 a.m., local time.

Only stockholders that own shares of common stock at the close of business on November 3, 2006, can vote at this meeting or any adjournment or postponement thereof. The meeting will be held for the following purposes:

  to elect seven directors to serve for the ensuing year;
  to ratify the appointment of Mintz & Partners LLP as our independent auditors for fiscal year 2007; and
  to transact such other business as may properly come before the meeting.

Egbert Q. van Everdingen
Secretary

Waterloo, Ontario, Canada
November 7, 2006

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and promptly return it in the enclosed, self-addressed envelope. No additional postage is required if mailed within the United States. Any stockholder may revoke his or her proxy at any time before the meeting by giving notice in writing to our Secretary, by granting a proxy bearing a later date or by voting in person at the meeting.

TURBOSONIC TECHNOLOGIES, INC.

550 Parkside Drive, Suite A-14
Waterloo, Ontario
Canada N2L 5V4

_________________________________

PROXY STATEMENT
________________________________

QUESTIONS AND ANSWERS

Q:    WHO IS SOLICITING MY VOTE?

A:    This proxy solicitation is being made by TurboSonic Technologies, Inc. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specifically compensated for such services.

Q:    WHEN WAS THE PROXY STATEMENT MAILED TO STOCKHOLDERS?

A:    This proxy statement was first mailed to our stockholders on or about November 7, 2006.

Q:    WHAT MATTERS AM I VOTING ON?

A:     (1)     The election of seven nominees to serve on our Board of Directors for the ensuing year; and
 (2)     The ratification of the appointment of Mintz & Partners LLP as our independent auditors for fiscal year 2007.

Q:    HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:    The Board recommends a vote FOR each of the seven nominees and a vote FOR the ratification of Mintz & Partners LLP as our independent auditors for fiscal year 2007.

Q:    WHO IS ENTITLED TO VOTE?

A:    Stockholders as of the close of business on November 3, 2006 (the record date) are entitled to vote at the meeting.

Q:    HOW DO I VOTE?

A:    Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the nominees and FOR the ratification of Mintz & Partners LLP as our independent auditors for fiscal year 2007.

Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker.

Q:    MAY I REVOKE MY PROXY?

A:    You have the right to revoke your proxy at any time before the meeting by:

         (1)     giving written notice to such effect to our Secretary, Egbert Q. van Everdingen, at the address shown above;
(2)     voting in person at the meeting; or
(3)     returning a later-dated proxy card.

Q:    WHO WILL COUNT MY VOTES?

A:     Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes.

Q:   IS MY VOTE CONFIDENTIAL?

A:   Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to American Stock Transfer & Trust Company and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit American Stock Transfer & Trust Company to tabulate and certify the vote, and (2) as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential unless you ask that your name be disclosed.

Q:    HOW MANY SHARES CAN VOTE?

A:     As of November 3, 2006, 14,948,804 shares of common stock were issued and outstanding. Every holder of common stock is entitled to one vote for each share held.

Q:    WHAT IS A QUORUM?

A:    A majority of shares of our common stock outstanding and entitled to vote on November 3, 2006 constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business.

Q:    HOW MANY SHARES ARE REQUIRED FOR THE ADOPTION OF A PROPOSAL?

A:    Directors will be elected by a plurality of the votes cast at the meeting. To be adopted, the proposal to ratify the appointment of Mintz & Partners LLP as our independent auditors must receive the affirmative vote of more than 50% of the shares voting on the matter.

If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. An abstention has the same effect as a vote AGAINST a proposal. Broker non-votes are abstentions by brokers who have proxies that do not have specific voting instructions from their beneficial owners of the shares they hold. Broker non-votes will be counted as part of the quorum. However, broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Q:    WHO CAN ATTEND THE ANNUAL MEETING?

A:    All stockholders on November 3, 2006 can attend. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will permit you to attend the meeting.

Q:    HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A:    We do not know of any business to be considered at the meeting other than the proposals described in this proxy statement. If any other business is presented at the meeting, your signed proxy card gives authority to Edward F. Spink, our Chairman, and Egbert Q. van Everdingen, our Secretary, to vote on such matters at their discretion.

Q:    WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?

A:    As of November 3, 2006, Dr. Donald R. Spink, Sr., and his related entities, beneficially owned 2,947,790 shares (18.3%) of our common stock. In addition, Federic S. Bocock, Alexander H. Bocock, and John H. Bocock (Dynamis Advisors, LLC) had shared power to direct the disposition of, and the vote of, 1,701,500 shares (10.9%), Heartland Advisors, Inc. and William J. Nasgovitz had shared power to direct the disposition of, and the vote of, 1,250,000 shares (7.8%), Bard Associates, Inc. had sole power to direct the disposition of 1,200,625 shares (7.5%) and the sole power to direct the vote of 103,750 shares (0.6%) and Sprott Asset Management, Inc. had the sole power to direct the disposition of, and the voting of, 1,000,000 shares (6.2%). See "Security Ownership."

Q:    WHEN ARE STOCKHOLDERS PROPOSALS FOR NEXT YEAR'S MEETING DUE?

A:    All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to Egbert Q. van Everdingen, our Secretary, at the address shown on the first page of this proxy statement, prior to July 10, 2007.

ELECTION OF DIRECTORS

There are currently seven members of the Board. Such members are nominees for election this year: Edward F. Spink, Dr. Donald R. Spink, Sr., Egbert van Everdingen, Richard H. Hurd, Julien J. Hradecky, Glen O. Wright, and Andrew T. Meikle.

All directors are elected annually, and serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. If any director is unable to stand for re-election at this meeting, the Board may reduce the Board's size or designate a substitute. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

Edward F. Spink	Director since 1997
Age: 52

Edward F. Spink served as our President and a director from August 27, 1997, the date upon which Turbotak Technologies and Sonic Environmental Systems were consolidated to form our current company, until June 15, 1999. On June 15, 1999, Mr. Spink was elected our Chairman of the Board of Directors and Chief Executive Officer. From 1995 to 1997, he was President and a director of Turbotak. Mr. Spink served as Vice President—Operations of Turbotak from 1989 to 1995. He joined Turbotak in 1982.

Dr. Donald R. Spink, Sr.	Director since 1997
Age: 83

Dr. Donald R. Spink, Sr. served as our Chairman of the Board of Directors from August 27, 1997 until June 15, 1999. He continues to serve as a director and has agreed to provide us with technical advice. Prior thereto and from 1976 he was President and Chairman of Turbotak.
Egbert Q. van Everdingen	Director since 2006
Age: 45

Egbert Q. van Everdingen has served as our President, Secretary-Treasurer and as a director, since June 2006. Prior thereto and from August 1997, Mr. van Everdingen served as our Vice President Marketing & Sales, Air Pollution Control Systems. Prior thereto and from 1986, he served as project manager and in various product development, sales and marketing positions with Turbotak. From August 2003 until June 2006, he was Executive Vice President, with responsibility for all sales, marketing, design and project engineering.
Richard H. Hurd	Director since 1993
Age: 69

Richard H. Hurd served as our President from August 1993 to August 1997 and as our Treasurer from April 1994 to August 1997. He has been a director of our company since February 1993. Mr. Hurd has been President and sole owner of RHB Capital Company, Inc., a financial consulting company, since 1987. He also acts as a Special Assistant to the Treasurer of the State of New Jersey.
Julien J. Hradecky	Director since 2004
Age: 49

Julien J. Hradecky, has been a director of our company since December 2004. Mr. Hradecky, a Professional Engineer, has served since 1991 as Chief Executive Officer of R&J Engineering Corporation, a world leader in the manufacture of pharmaceutical hard gelatin capsule production machinery and related equipment. Since 1994 Mr. Hradecky has served as Secretary and as a Director of Meikle Automation Inc., a major manufacturer of industrial automation systems. He is also the President of Epicenter Inc., a private investment company with a broad range of holdings.
Glen O. Wright	Director since 2005
Age: 57

Glen O. Wright has been a director of our company since November 2005. Mr. Wright founded Wright, Mogg and Associates Ltd., a pension and benefits consulting firm, served as its CEO from 1980 to 1986, and its Chairperson and CEO until 1996. It was sold in 2000 to Cowan Insurance Group and he continued as Chairman of the Cowan Insurance Group until October 2002. He served as the Chairman of the Workplace Safety and Insurance Board in Ontario from June 1996 to February 2004 and served as Chairman of Hydro One, the agency responsible for electric transmission in Ontario from June 2002 to May 2003. Since February 2004, he has been working on a number of consulting projects through GPark Consulting Ltd., of which he is President. He is currently a director of PrinterOn Corporation and LeanCor Logistics LLC, and was formerly a director for the Institute for Work and Health, Gore Mutual Insurance and the Canadian Broadcasting Corporation, a member of the Wilfrid Laurier University Foundation and a member of the Council for Canadian Unity.

Andrew T. Meikle	Director since 2005
Age:42

Andrew T. Meikle has been a director of our company since December 2005. Mr. Meikle, a member of the Professional Engineers of Ontario, is the founder of Meikle Automation, established in 1994, and has since then held the position of President and Chief Executive Officer. Meikle Automation, employs over 350 people in seven divisions across Canada, the US and Mexico with annual sales in excess of CAD 50 million.

Edward Spink is the son of Dr. Donald R. Spink, Sr.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of stockholders or until their successors are chosen and qualified.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

RATIFICATION OF INDEPENDENT AUDITORS

Our Audit Committee has appointed Mintz & Partners LLP as our independent auditors for the 2007 fiscal year (July 1, 2006 through June 30, 2007) subject to stockholders ratification. Although stockholder ratification of the Audit Committee's action in this respect is not required, the Board of Directors considers it desirable for stockholders to ratify such an appointment.

A representative of Mintz & Partners LLP is expected to attend the meeting. He or she will have the opportunity to speak at the meeting if he or she wishes and will also respond to appropriate questions.

FEES BILLED BY INDEPENDENT AUDITORS FOR FISCAL 2006

Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are as follows:

Ernst & Young LLP	2006	2005
Audit fees	--	$ 6,690
Audit-related fees	$ 4,161	$10,704
Tax fees	--	--
All other fees	--	--
	$ 4,161	$17,394

Mintz & Partners LLP	2006	2005
Audit fees	$55,828	$36,798
Audit-related fees	$ 8,589	--
Tax fees	$ 5,583	$ 5,200
All other fees	$14,112	$ 9,600
	$84,112	$51,598

Audit fees services include fees associated with the annual audit, assistance with and review of documents filed with the Securities and Exchange Commission and comfort letters. Audit-related fees principally consist of audit-related consultation. Tax fees include tax compliance and tax consultations. All other fees include quarterly reviews of our 10-QSB filings and general accounting consultations. Mintz & Partners LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

CHANGES IN INDEPENDENT AUDITORS

On November 4, 2004, Ernst & Young LLP resigned as our independent auditors for the fiscal year ended June 30, 2005, due to the profitability of the engagement. This resignation of Ernst & Young was accepted by our Audit Committee on November 4, 2004.

Ernst & Young's report on our financial statements for the fiscal year ended June 30, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that Ernst & Young's report on our financial statements for the fiscal year ended June 30, 2004 contained an explanatory paragraph indicating that there was substantial doubt as to our ability to continue as a going concern.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MINTZ & PARTNERS LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2007.

STATEMENT OF CORPORATE GOVERNANCE

Our business is managed under the direction of the Board of Directors. The Board delegates the conduct of business to our senior management team.

The Board usually meets three to four times a year in regularly scheduled meetings. It may meet more often if necessary. The Board held seven meetings in fiscal 2006, with attendance by each director of at least 75% for all meetings, either in person or by telephone. The Chairman usually determines the agenda for the meetings. Board members receive the agenda and supporting information in advance of the meetings. Board members may raise other matters at the meetings.

The Board considers all major decisions. The Board has established two standing committees, an Audit Committee and a Compensation Committee. The Audit Committee's duties and responsibilities are described below under "Report of Audit Committee". The Audit Committee, which was composed of Messrs. Hurd and Lagarenne during the first quarter of fiscal 2006, held one meeting relative to fiscal 2006, at which all members were present either in person or by telephone. On October 7, 2005, Mr. Lagarenne resigned from the Board of Directors and the Audit Committee. The Audit Committee, which was composed of Messrs. Hurd, Wright and Meikle during the final three quarters of fiscal 2006 and the first quarter of fiscal 2007, held three meetings relative to fiscal 2006, at which all members were present either in person or by telephone. The Board of Directors has determined that each member of the Audit Committee met the Nasdaq Marketplace Rule definition of "independent" for audit committee purposes. The Board of Directors has also determined that Richard H. Hurd meets the SEC definition of an "audit committee financial expert".

The Compensation Committee is responsible for oversight and administration of executive compensation. The Compensation Committee, which is composed of Messrs. Glen Wright and Julien Hradecky, held 2 meetings in fiscal 2006, at which all members were present.

We do not have a nominating committee as the board has determined, given its relatively small size, to perform this function as a whole. We do not currently have a charter or written policy with regard to the nomination process. At this time, we do not have a formal policy with regard to the consideration of any director candidates recommended by our stockholders because historically we have not received recommendations for our shareholders.

During fiscal 2006, the Board increased its size from six to seven members. The vacancy was filled by the Board by the appointment of Andrew T. Meikle on December 8, 2005. Edward F. Spink, our Chief Executive Officer, identified Mr. Meikle as a candidate to the Board.

Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, the board of directors considers, among other things, an individual's business experience, industry experience, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

CODE OF ETHICS

We have a Code of Ethics that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Code of Ethics was filed as an exhibit to our report on Form 10-KSB for the year ended June 30, 2004 and is available on our website at www.turbosonic.com at the Investor Relations page.

STOCKHOLDER COMMUNICATION WITH BOARD MEMBERS

We maintain contact information for stockholders, both telephone and email, on our website (www.turbosonic.com) under the heading "Contact Us." By following the Contact Us link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations. Communications sent to Investor Relations and specifically marked as a communication for our Board will be forwarded to the Board or specific members of the Board as directed in the stockholder communication. In addition, communications received via telephone or mail for the Board are forwarded to the Board by one of our officers.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

Our Board of Directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. All directors attended our 2005 annual meeting of stockholders.

REPORT OF AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board of Directors. The functions of the Audit Committee include the following:

  appointment of independent auditors, determination of their compensation and oversight of their work;

  review the arrangements for and scope of the audit by independent auditors;

  review the independence of the independent auditors;

  consider the adequacy and effectiveness of the accounting and financial controls;

  pre-approve audit and non-audit services;

  establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;

  review and approve any related party transactions; and

  discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and the independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to oversee the financial reporting process on behalf of the Board of Directors and to report the result of their activities to the Board of Directors.

In overseeing the preparation of TurboSonic's financial statements, the Audit Committee met with both management and outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. TurboSonic's management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted principles, and the Audit Committee discussed the statements with both management and outside auditors. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to TurboSonic's outside auditors, the Audit Committee, among other things, discussed with Mintz & Partners LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

On the basis of these reviews and discussions, the Audit Committee recommended to TurboSonic's Board that it approve the inclusion of TurboSonic's audited financial statements in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006.

September 14, 2006	THE AUDIT COMMITTEE

Richard H. Hurd, Chairman
Glen O. Wright Andrew T. Meikle

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

Set forth below is the aggregate compensation for services rendered in all capacities to our company during our fiscal years ended June 30, 2006, 2005 and 2004 by our chief executive officer and by executive officers receiving annual compensation exceeding $100,000 during our fiscal year ended June 30, 2006 (collectively the "Named Officers").

		Annual Compensation			Long-term Compensation Awards
Name and	Year Ended	Salary	Bonus	Other Annual	Shares Underlying Number of
Principal Position	June 30			Compensation	Options and Warrants

Edward F. Spink, CEO	2006	$154,814 (1)	-- (1)	$ --	35,000
	2005	$139,994 (1)	-- (1)	$ --	--
	2004	$130,275 (1)	-- (1)	$ 375 (2)	12,500

Egbert Q. van Everdingen,
Executive Vice President	2006	$132,698 (4)	-- (4)	$ -- (5)	15,000
	2005	$119,995 (4)	-- (4)	$ 50 (5)	--
	2004	$111,664 (4)	-- (4)	$ 18,703 (5)	--

Ronald A. Berube, VP –
Nozzles Sales & Marketing	2006	$ 39,809	--	$ 98,261 (6)	12,500
	2005	$ 35,999	--	$ 82,103 (6)	--
	2004	$ 33,499	--	$ 66,693 (6)	--

(1)  Effective July 1, 2002, Mr. Spink's compensation was revised to CAD 175,000 (USD 139,994 in 2005, USD 130,275 in 2004) of salary, together with a $20,000 bonus to be based upon meeting the earnings before tax target in our business plan. Effective August 1, 2005, Mr. Spink's compensation was revised to CAD 180,250 (USD 154,814 in 2006) together with a $20,000 bonus to be based upon meeting the earnings before tax target in our business plan. For the fiscal years ended June 30, 2004, 2005 and 2006, he was not entitled to any bonus payment due to our performance over that period.

(2)  Represents commission on orders received prior to fiscal 2003. Effective July 1, 1999, Mr. Spink's compensation was revised to include a sales commission on Scrubber System sales rather than the previous discretionary bonus.

(3)  Mr. van Everdingen served as Executive Vice President for each of the years ended June 30, 2004 and 2005. He served as Executive Vice President in fiscal 2006 until he became President and Secretary-Treasurer in June 2006

(4)  Effective July 1, 2003, Mr. van Everdingen's compensation was revised to CAD 150,000 (USD 119,995 in 2005, USD 111,664 in 2004) of salary, together with a $10,000 bonus to be based upon meeting the earnings before tax target in our business plan. Effective August 1, 2005, Mr. van Everdingen's compensation was increased to CAD 154,500 (USD 132,698 in 2006), together with a $10,000 bonus to be based upon meeting the earnings before tax target in our business plan. For the fiscal years ended June 30, 2004, 2005 and 2006, he was not entitled to any bonus payment due to our performance over that period.

(5)  Represents commission on orders received prior to fiscal 2004.

(6)  Represents commission on orders received.

OPTION GRANTS IN FISCAL 2006

	Number of Shares	% of Total
	Underlying	Options Granted	Exercise	Expiration
	Options Granted	to Employees	Price	Date

Edward F. Spink	35,000	19.7%	$0.75	10/31/2010
Egbert Q. van Everdingen	15,000	8.4%	$0.75	10/31/2010
Ronald A. Berube	12,500	7.0%	$0.75	10/31/2010

AGGREGATE OPTION AND WARRANT EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

			Number of Securities		Value of Unexercised
	Number of Shares		Underlying Unexercised		In-The-Money Options
	Acquired	Value	Options or Warrants at		or Warrants at
	On Exercise	Received	Fiscal Year End (1)		Fiscal Year End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Edward F. Spink	12,500	$4,000.00	135,000	--	$84,625.00	$0.00
Egbert Q. van Everdingen	0	$ 0.00	52,500	--	$34,500.00	$0.00
Ronald A. Berube	0	$ 0.00	50,000	--	$33,625.00	$0.00

(1) The per share exercise price of each of the unexercised options or warrants exceed $1.102, the fair market value of our common stock on June 30, 2006.

COMPENSATION OF DIRECTORS

During the fiscal year ended June 30, 2006, our directors were each paid $500 for each board meeting attended. Our directors are periodically granted stock options, typically on a yearly basis. Non-employee directors receive reimbursement of out-of-pocket expenses incurred for each board meeting or committee meeting attended.

SECURITY OWNERSHIP

The following table sets forth, as of November 3, 2006, the number of shares of our common stock beneficially owned by each person who, to our knowledge, is the holder of 5% or more of our common stock, by each of our directors, nominees and Named Officers and by all of our executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Approximate Percentage of Class
or Identity or Group	(1)

Dr. Donald R. Spink, Sr. (a)	2,947,790	(2) (3) (4)	18.3%
Edward F. Spink (a)	561,048	(2) (5)	3.5%
Egbert Q. van Everdingen (a)	372,141	(2) (6) (9)	2.3%
Richard H. Hurd (b)	218,673	(7) (10)	1.4%
Julien J. Hradecky (a)	204,423	(4) (11)	1.3%
Glen O. Wright (a)	20,000	(4)	0.1%
Andrew T. Meikle (a)	20,000	(4)	0.1%
Ronald A. Berube (a)	183,581	(2) (8)	1.1%
Dynamis Advisors, LLC (c)	1,701,500	(13)	10.9%
Heartland Advisors, Inc. (d)	1,250,000	(14)	7.8%
Bard Associates, Inc. (e)	1,200,625	(15)	7.5%
Sprott Asset Management, Inc. (f)	1,000,000	(16)	6.2%
All Executive Officers and Directors	4,720,110	(12)	29.3%
as a group (10 persons)

(a)    The address of each beneficial owner is c/o TurboSonic Technologies, Inc. 550 Parkside Drive, Suite A-14, Waterloo, Ontario, N2L 5V4, Canada.

(b)    The address of each beneficial owner is c/o TurboSonic Technologies, Inc. 239 New Road, Building B, Suite 205, Parsippany, NJ 07054.

(c)    The address of the beneficial owner is 310 4th St., Suite 101, Charlottesville, VA 22902.

(d)    The address of the beneficial owner is 789 North Water St., Milwaukee, WI 53202.

(e)    The address of the beneficial owner is 135 South LaSalle St., Suite 2320, Chicago, IL 60603.

(f)    The address of the beneficial owner is Suite 2700, South Tower, Royal Bank Plaza, PO Box 27, Toronto, ON M5J 2J1, Canada.

(1)    Unless otherwise indicated, all persons named below have sole voting and investment power over listed shares.

(2)    Includes shares of TurboSonic Canada Inc., a wholly owned subsidiary of our company, which by their terms are convertible at any time into a like number of shares of Common Stock of our company ("TurboSonic Canada Shares").

(3)    Includes 2,480,609 TurboSonic Canada Shares owned by Canadian numbered corporation, over which shares Dr. Spink exercises voting control.

(4)    Includes 20,000 shares issuable upon exercise of vested options.

(5) Includes 60,000 shares issuable upon exercise of vested options.

(6) Includes 15,000 shares issuable upon exercise of vested options

(7) Includes 26,250 shares issuable upon exercise of vested options.

(8) Includes 12,500 shares issuable upon exercise of vested options.

(9) Includes 12,500 shares owned by Mr. van Everdingen's spouse, as to which Mr. van Everdingen disclaims any beneficial ownership.

(10) Includes 1,494 shares owned by Mr. Hurd's spouse, as to which Mr. Hurd disclaims any beneficial ownership.

(11) Includes 13,280 shares owned by Mr. Hradecky's spouse, as to which Mr. Hradecky disclaims any beneficial ownership

(12) Includes 236,250 shares issuable upon exercise of vested options.

(13) Pursuant to a Schedule 13-G filed on September 8, 2006 and information available to us, Frederic S. Bocock, Alexander H. Bocock and John H. Bocock, have shared power to direct the disposition of, and the vote of, 1,701,500 shares.

(14) Pursuant to a Schedule 13-G filed on February 3, 2006, Heartland Advisors, Inc. and William J. Nasgovitz have shared power to direct the disposition of, and the vote of, 1,250,000 shares.

(15) Pursuant to a Schedule 13-G filed on February 9, 2006, Bard Associates, Inc. has the sole power to direct the disposition of 1,200,625 shares and the sole power to direct the vote of 103,750 shares.

(16) Pursuant to a Schedule 13-G filed on April 10, 2006, Sprott Asset Management, Inc. has the sole power to direct the disposition of 1,000,000 shares and the sole power to direct the vote of 1,000,000 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the SEC regulation to furnish our company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such reports filed with us, we believe that during the year ended June 30, 2006 such reporting persons complied with the filing requirements of said Section 16(a), except that:

  Edward F. Spink, our Chairman and Chief Executive Officer, did not file on a timely basis one Form 4 reflecting one transaction;

  Richard H. Hurd, a director of our company, did not file on a timely basis one Form 4 reflecting one transaction;

  Dr. Donald R. Spink, Sr., a director of our company, did not file on a timely basis two Form 4s each reflecting one transaction;

  Glen O. Wright, a director of our company, did not file on a timely basis a Form 3 and one Form 4 reflecting one transaction;

  Andrew T. Meikle, a director of our company, did not file on a timely basis one Form 4 reflecting one transaction;

  Ronald A. Berube, an officer of our company, did not file on a timely basis one Form 4 reflecting one transaction;

  Richard C. Gimpel, an officer of our company, did not file on a timely basis a Form 3; and

  Patrick J. Forde, a former president and a former director of our company, did not file on a timely basis three Form 4s each reflecting one transaction.

Each of the delinquent Form 3s and Form 4s was subsequently filed with the SEC.

OTHER MATTERS

The Board knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.

TURBOSONIC TECHNOLOGIES, INC.

550 Parkside Drive, Suite A-14
Waterloo, Ontario
Canada N2L 5V4

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward F. Spink and Egbert Q. van Everdingen as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them, to represent and vote, as designated on the reverse side hereof, all the shares of common stock of TurboSonic Technologies, Inc. (the "Company") held of record by the undersigned on November 3, 2006, at the Annual Meeting of Stockholders to be held on Tuesday, December 12, 2006, or any adjournment or postponement thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR proposals 1 and 2.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

TURBOSONIC TECHNOLOGIES, INC.

December 12, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1)	Election of Directors
NOMINEES:

	 FOR ALL NOMINEES		 Edward F. Spink
 Egbert Q. van Everdingen
	 WITHHOLD AUTHORITY		 Richard H. Hurd
	FOR ALL NOMINEES		 Dr. Donald R. Spink, Sr.
 Julien J. Hradecky
	 FOR ALL EXCEPT		 Glen O. Wright
	(See instruction below)		 Andrew T. Meikle

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the box next to each nominee you wish to withhold, as shown here : ☑

2)	To ratify the selection of Mintz & Partners LLP as the Company's independent auditors for the fiscal year ending
June 30, 2007.

	FOR 	AGAINST 	ABSTAIN 

3)	To transact such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder		Signature of Stockholder	Date

NOTE:	Please sign exactly as name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.